UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
September 11, 2008

FRANKLIN COVEY CO.

(Exact name of registrant as specified in its charter)

Commission File No. 1-11107

Utah	87-0401551
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

2200 West Parkway Boulevard
Salt Lake City, Utah  84119-2099
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (801) 817-1776

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Franklin Covey Co. (the Company) is pleased to announce that effective September 11, 2008 it has reorganized its Executive Leadership Team.  The following persons will now work with Robert A. Whitman, Chief Executive Officer, and Stephen D. Young, Chief Financial Officer, in the described roles and responsibilities:

Jennifer C. Colosimo, 39, was appointed Vice President of Global Sales Effectiveness at Franklin Covey.  She brings 17 years of values-based change management, organizational and leadership development, and global sales experience to her consulting work.  She is an active contributor to product innovation at Franklin Covey.  During her time at Franklin Covey, she has co-facilitated the Company’s audio program and The 4 Disciplines of Execution, with Stephen R. Covey, author of The 7 Habits of Highly Effective People.  Previous to joining Franklin Covey in 1996, Jennifer was a Change Management Consultant with Accenture.  Jennifer has bachelors and master's degrees in organizational communication and business administration.

David M.R. Covey, 42, was appointed Senior Vice President of U.S. Sales.  In this capacity, David is responsible for the success of the Company’s domestic regional sales offices and 100 sales people located throughout the United States.  David has managed the domestic sales force since September 2004.  Prior to this appointment, David was the President and General Manager of the Company’s International Division from September 2001 to August 2004.  David has also served as the Managing Director of Franklin Covey Australia.  David earned his MBA from Harvard University and prior to receiving his MBA, David worked for two years for Procter & Gamble in Phoenix, Arizona as a Sales Representative.  David is the son of Stephen R. Covey, who currently serves as Vice-Chairman of the Company’s Board of Directors, and he is the brother of Michael Sean Merrill Covey.

Michael Sean Merrill Covey, 43, was appointed Senior Vice President of Innovations and Product Development at Franklin Covey and has led the development of most of the Company’s current training offerings, including: Focus; The 7 Habits curriculum; xQ; The 4 Disciplines of Execution; and Leadership.  Sean is also the author of several books, including The 6 Most Important Decisions You'll Ever Make, The 7 Habits of Happy Kids, and the international bestseller The 7 Habits of Highly Effective Teens, which has been translated into 20 languages and has sold over 4 million copies.  Sean graduated with honors from Brigham Young University with a Bachelor's degree in English and later earned his MBA from Harvard Business School.  Sean is the son of Stephen R. Covey, who serves as Vice-Chairman of the Company’s Board of Directors, and he is the brother of David M.R. Covey.  Sean also receives royalty payments, in addition to his regular salary, for sales of books that he has authored.  During the fiscal year ended August 31, 2008, the Company paid Sean $181,000 for royalties on these book sales.

Stephane Mardyks, 45, was appointed Senior Vice President of Franklin Covey International, which provides the global strategy, sales, delivery and operations for Franklin Covey in 128 countries.  Stephane has conducted numerous Leadership Training and Seminars throughout the world.  He has written extensively about workforce performance improvement and is recognized for his expertise in global best practices of cross-cultural management, strategic negotiations, and conflict resolution for multinational and government organizations.  Stephane’s educational and professional credentials include: Certification as a Mediator by JAMS, in Boston, Massachusetts; Graduate of University of Paris-Nanterre with two postgraduate degrees, one in Law and the other in Educational Science (DEA-DESS-Doctorate); a member of the Board of Trustees in the International Franchise Association Education Foundation; and the ICFE Board of Governors.

Clifton Todd Davis, 51, was appointed Vice President of People Services.  Todd has over 25 years of experience in training, training development, executive recruiting, sales, and marketing and he has been with Franklin Covey for the past 12 years.  Prior to this role, Todd was the Director of Franklin Covey’s Innovation Group where he led the development of core offerings including The 7 Habits of Highly Effective People – Signature Program and The 4 Disciplines of Execution.  He also worked for several years as the Company’s Director of Recruitment and was responsible for attracting, hiring, and retaining top talent for the organization.   Prior to Franklin Covey, Todd worked in the medical industry for 9 years where he recruited physicians and medical executives along with marketing physician services to hospitals and clinics throughout the country.

The Company expects that these executive officers may participate in the compensation programs established by Franklin Covey that are described in the Company’s proxy statement.

In connection with these changes to the Company’s Executive Management Team, Robert W. Bennett, Jr. has chosen to accept new responsibilities as the practice leader for the Company’s Leadership Practice and Sales Performance Practice and will no longer serve as President of the Organizational Solutions Business Unit (OSBU) or an executive officer of the Company.  During his 6 years as President of the OSBU, he successfully directed the OSBU through a period of tremendous growth and his leadership ability greatly contributed to its increased strength.  The Company believes that Bill will continue to have a significant impact in his new role on the Company’s operations in a critically important area.

Item 8.01    Other Events

In connection with closing its fiscal year ended August 31, 2008, the Company reassessed the net realizable value of its capitalized costs associated with the interactive 7 Habits of Highly Effective People product and determined that the future cash flows from this product appear to be insufficient to cover the remaining unamortized costs.  Accordingly, the Company expects to record an impairment charge in its results of operations for the year ended August 31, 2008.

The Company still believes that as a result of its current restructuring activities, and reasonable growth from operations, after a restructuring period of slightly more than one year it can achieve operating income levels comparable to the period preceding the sale of its Consumer Solutions Business Unit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN COVEY CO.
Date:	September 12, 2008	By:	/s/ Stephen D. Young
Stephen D. Young
Chief Financial Officer